UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2011

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2102 Business Center Drive, Suite 130, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of director

On March 31, 2011, General Bernard P. Randolph resigned as a director of the Registrant. There were no disagreements between General Randolph and any officer or director of the Registrant. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to General Randolph and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received from General Randolph as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

(b) Appointment of new officers or directors

On March 31, 2011, the Board of Directors appointed Paul Kim to serve as a director of the Registrant. Mr. Kim is currently a corporate executive for Accton Technology Corporation, a large publicly traded (Taiwan) multinational company that is an original equipment designer and manufacturer of communication equipment providing communication solutions to the top communication and networking companies in the world. Mr. Kim joined Accton Technology in October 1998. He has developed extensive knowledge of small and medium sized businesses and consumer markets in North America, Europe, and Central and Latin America. Mr. Kim's background also includes relevant experience in mergers and acquisitions, investor relations, corporate strategy planning and implementation, and managing IT organizations. Prior to working in the networking and communications industry, Mr. Kim was senior manager at Andersen Consulting (Accenture).

Other than as set forth in this Form 8-K, there are no relationships or agreements by and among the Registrant and Mr. Kim. There is no family relationship between any of the Registrant’s officers or directors and its proposed director. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of its officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the Registrant so enjoined.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

April 6, 2011	By:	/s/ Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer